Exhibit 99.2

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following section contains statements that are not statements of historical fact and are forward-looking statements within the meaning of the federal securities laws. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievement to differ materially from anticipated results, performance, or achievement, expressed or implied in such forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Such statements include statements regarding the timeline for regulatory review and approval of our products, the availability of funding sources for continued development of such products, and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. Actual results may differ materially from the expectations contained in the forward-looking statements.

We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Overview

Biofrontera Inc. (the “Company” or “Biofrontera”) includes its wholly owned subsidiary Bio-FRI GmbH (“Bio-FRI” or “subsidiary”). Our subsidiary, Bio-FRI was formed on February 9, 2022, as a German presence to facilitate our relationship with Biofrontera Pharma GmbH and Biofrontera Bioscience GmbH, our Ameluz Licensor.

We are a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with a focus on photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection.

Our principal licensed product is Ameluz®, which is a prescription drug approved for use in combination with the BF-RhodoLED® lamp series, for photodynamic therapy, or PDT (when used together, “Ameluz® PDT”). In the United States, the PDT treatment is used for the lesion-directed and field-directed treatment of actinic keratoses (“AK”) of mild-to-moderate severity on the face and scalp. AKs are premalignant lesions of the skin that can potentially develop into skin cancer (squamous cell carcinoma) if left untreated. International treatment guidelines list photodynamic therapy as the “gold standard” for treating AK, especially multiple AK and the surrounding photodamaged skin.1We are currently selling Ameluz® for this indication in the U.S. under the Ameluz License and Supply Agreement (“LSA”).

Our second prescription drug licensed product in our portfolio is Xepi® (ozenoxacin cream, 1%), a topical non-fluorinated quinolone that inhibits bacterial growth. Currently, no antibiotic resistance against Xepi® is known and it has been specifically approved by the FDA for the treatment of impetigo, a common skin infection, due to Staphylococcus aureus or Streptococcus pyogenes. It is approved for use in the United States in adults and children 2 months and older. We are currently selling Xepi® for this indication in the United States under an exclusive license and supply agreement, as amended (“Xepi LSA”), with Ferrer that was assumed by Biofrontera on March 25, 2019 through our acquisition of Cutanea Life Sciences, Inc. (“Cutanea”).

1

Werner RN, Stockfleth E, Connolly SM, et al. Evidence- and consensus-based (S3) Guidelines for the Treatment of Actinic Keratosis - International League of Dermatological Societies in cooperation with the European Dermatology Forum - Short version. J Eur Acad Dermatol Venereol. 2015;29(11):2069-2079. doi:10.1111/jdv.13180.

Our principal objective is to increase the sales of our licensed products in the United States. The key elements of our strategy include the following:

●	expanding our sales in the United States of Ameluz® in combination with the BF-RhodoLED® lamp for the treatment of minimally to moderately thick actinic keratoses of the face and scalp and positioning Ameluz® to be the standard of care in the United States by growing our dedicated sales and marketing infrastructure in the United States;

●	leveraging the potential for future approvals and label extensions of our portfolio products that are in the pipeline for the U.S. market through the LSAs with our Licensors; and

●	opportunistically adding complementary products or services to our portfolio by acquiring or licensing IP to further leverage our commercial infrastructure and customer relationships.

We devote a substantial portion of our cash resources to the commercialization of our licensed products, Ameluz® and the BF-RhodoLED® lamp series. We have financed our operating and capital expenditures through cash proceeds generated from our product sales, our line of credit, and proceeds received in equity financings.

We believe that important measures of our results of operations include product revenue, operating income (loss) and adjusted EBITDA (a non-GAAP measure as defined below). Our sole source of product revenue is sales of products that we license from certain related and unrelated companies. Our long-term financial objectives include consistent revenue growth and expanding operating margins. Accordingly, we are focused on licensed product sales expansion to drive revenue growth and improve operating efficiencies, including effective resource utilization, information technology leverage, and overhead cost management.

Key factors affecting our performance

As a result of a number of factors, our historical results of operations may not be comparable to our results of operations in future periods, and our results of operations may not be directly comparable from period to period. Set forth below is a brief discussion of the key factors impacting our results of operations.

Seasonality

Because traditional photodynamic therapy treatments using a lamp are performed more frequently during the winter, our revenue is subject to some seasonality and has historically been higher during the first and fourth quarters than during the second and third quarters.

COVID-19

The COVID-19 global pandemic still affects our business and presents challenges particularly regarding our supply chain. Although, we are optimistic that our business will continue to thrive throughout 2023 and beyond, the ultimate extent of the impact of any epidemic, pandemic, outbreak, or other public health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic, outbreak, or other public health crisis and actions taken to contain or prevent the further spread, including the effectiveness of vaccination and booster vaccination campaigns, among others. Accordingly, we cannot predict the extent to which our business, financial condition and results of operations will continue to be affected. We remain focused on maintaining a strong balance sheet, liquidity and financial flexibility and continue to monitor developments as we deal with the disruptions and uncertainties from a business and financial perspective relating to COVID-19 and variants thereof.

Supply Chain

While our Licensors take reasonable precautions to ensure the successful production of our commercially licensed products, their contract manufacturers may experience a myriad of business difficulties (i.e., workforce instability, supply chain issues, erosion of customer base, etc.) that could impact their financial solvency. In December 2021, we were notified by Ferrer of third-party manufacturing delays for the Xepi® product. Although we have inventory of Xepi® on hand, we expect a delay in further shipments of Xepi® for the next 3 to 6 months. Despite these delays, our total revenues will not be significantly impacted since the majority of our revenues are from sales of Ameluz®. We continue to monitor the impacts of the supply chain on our business and are focused on ensuring the stability of the supply chains for Ameluz® and BF-RhodoLED®.

Components of Our Results of Operations

Product Revenue, net

We generate product revenues through the third-party sales of our licensed products Ameluz®, BF-RhodoLED® lamps and Xepi® covered by our exclusive LSAs with our Licensors. Revenues from product sales are recorded net of discounts, rebates and other incentives, including trade discounts and allowances, product returns, government rebates, and other incentives such as patient co-pay assistance. Revenue from the sales of our BF-RhodoLED® lamp and Xepi® are relatively insignificant compared with revenues generated through our sales of Ameluz®.

The primary factors that determine our revenue derived from our licensed products are:

●	the level of orders generated by our sales force;

●	the level of prescriptions and institutional demand for our licensed products; and

●	unit sales prices.

Related Party Revenues

We also generate insignificant related party revenue in connection with an agreement with Biofrontera Bioscience GmbH to provide BF-RhodoLED® lamps, associated services for the clinical trials performed by Biofrontera Bioscience GmbH and accounting services provided to Biofrontera AG.

Cost of Revenues, Related Party

Cost of revenues, related party, is comprised of purchase costs of our licensed products, Ameluz® and BF-RhodoLED® lamps from Biofrontera Pharma GmbH and insignificant inventory adjustments due to scrapped, expiring and excess products.

On October 8, 2021, we entered into an amendment to the Ameluz LSA under which the price we pay per unit will be based upon our sales history. As a result of this amendment, the purchase price we pay the Ameluz Licensor for Ameluz® will be determined in the following manner:

●	fifty percent of the anticipated net price per unit until we generate $30 million in revenue from sales of the products we license from the Ameluz Licensor during a given Commercial Year (as defined in the Ameluz LSA);

●	forty percent of the anticipated net price per unit for all revenues we generate between $30 million and $50 million from sales of the products we license from the Ameluz Licensor; and

●	thirty percent of the anticipated net price per unit for all revenues we generate above $50 million from sales of the products we license from the Ameluz Licensor.

Cost of Revenues, Other

Cost of revenues, other, is comprised of purchase costs of our licensed product, Xepi®, third-party logistics and distribution costs including packaging, freight, transportation, shipping and handling costs, inventory adjustment due to expiring Xepi® products, as well as sales-based Xepi® royalties.

Selling, General and Administrative Expense

Selling, general and administrative expenses consist principally of costs associated with our sales force, commercial support personnel, personnel in executive and other administrative functions, as well as medical affairs professionals. Other selling, general and administrative expenses include marketing, trade, and other commercial costs necessary to support the commercial operation of our licensed products and professional fees for legal, consulting and accounting services. Selling, general and administrative expenses also include the amortization of our intangible asset and our legal settlement expenses.

Selling, General and Administrative Expenses, Related Party

Selling, general and administrative expenses, related party, primarily relate to the services provided by our significant stockholder, Biofrontera AG, for accounting consolidation, IT support, and pharmacovigilance. These expenses were charged to us based on costs incurred plus 6% in accordance with the 2016 Services Agreement. During 2021, we entered into the Services Agreement which provides for the execution of statements of work that supersede the applicable provisions of the 2016 Services Agreement. The Services Agreement enables us to continue relying on Biofrontera AG and its subsidiaries for various services it has historically provided to us, including IT and pharmacovigilance support for as long as we deem necessary. We currently have statements of work in place regarding IT, regulatory affairs, medical affairs, pharmacovigilance, and Investor Relations services, and are continuously assessing the other services historically provided to us by Biofrontera AG to determine 1) if they will be needed, and 2) whether they can or should be obtained from other third-party providers. During 2022, we hired additional IT personnel and developed our IT infrastructure, enabling us to commence work on our IT separation from Biofrontera AG. During 2023, we have migrated most of our significant IT services from Biofrontera AG to third party providers.

Restructuring Costs

We restructured the business of Cutanea and incurred restructuring costs through 2021, which were subsequently reimbursed by Maruho Co., Ltd, (“Maruho”). Restructuring costs primarily relate to Aktipak® discontinuation, and personnel costs related to the termination of certain   Cutanea employees.

Change in Fair Value of Contingent Consideration

In connection with the Cutanea acquisition, we recorded contingent consideration related to the estimated profits from the sale of Cutanea products to be shared equally with Maruho. The fair value of such contingent consideration was determined to be $6.5 million on the acquisition date of March 25, 2019 and is re-measured at each reporting date until the contingency is resolved.

Change in Fair Value of Warrant Liabilities

Common stock warrants issued in conjunction with private placement financing transactions are accounted for as liabilities in accordance with ASC 815-40.

The warrant liability is measured at fair value at inception and on a recurring basis, with changes in fair value presented within the consolidated statements of operations.

Warrant Inducement Expense

The warrant inducement expense represents the accounting fair value of consideration issued to induce conversion of the 2021 Purchase Warrant. On July 26, 2022, the Company entered into the Inducement Letter, in which the Company agreed to lower the exercise price of the 2021 Purchase Warrant and issue a new warrant (the “Inducement Warrant”) in exchange for $4.6 million in proceeds (see Note 19 Stockholders’ Equity within our consolidated financial statements for details).

The warrant inducement expense was determined using the Black-Scholes option pricing model and was calculated as the difference between the fair value of the 2021 Purchase Warrant prior to, and immediately after, the reduction in the exercise price on the date of repricing in addition to the fair value of the Inducement Warrant issued.

Change in Fair Value of Investment, Related Party

Our investments are comprised of equity securities in shares of Biofrontera AG, which are initially recorded at cost, plus transaction costs, and subsequently measured at fair value, based on quoted market prices, with the gains and losses reported in the Company’s consolidated statement of operations. For the investments held in foreign currencies, the change in fair value attributable to changes in foreign exchange rates is included in gains and losses in the consolidated statement of operations.

The Company may sell its equity securities in response to changes in interest rates, risk/reward characteristics, liquidity needs or other factors.

Interest Expense, net

Interest expense, net, primarily consists of amortization of the contract asset related to the start-up cost financing from Maruho under the Share Purchase and Transfer Agreement dated March 25, 2019 (as amended, the “Share Purchase Agreement”) offset by interest income of 6% per annum for each day that any reimbursement is past due related to the Amended Settlement Allocation Agreement with Biofrontera AG, and immaterial amounts of interest income earned on our financing of customer purchases of BF-RhodoLED® lamps.

Other Income, net

Other income, net primarily includes (i) gain on sale of leased assets, and (ii) gain (loss) on foreign currency transactions.

Income Taxes

As a result of the net losses we have incurred in each fiscal year since inception, we have recorded no provision for federal income taxes during such periods. Income tax expense incurred relates to state income taxes.

Results of Operations

Comparison of the Years Ended December 31, 2022 and December 31, 2021

The following table summarizes our results of operations for the years ended December 31, 2022 and December 31, 2021:

	For the Year Ended December 31,
(in thousands)	2022	2021	Change	%Change

Product revenues, net	$28,541	$24,043	$4,498	18.7%
Related party revenues	133	57	76	132.5%
Revenues, net	28,674	$24,100	4,574	19.0%

Operating expenses:
Cost of revenues, related party	14,618	12,222	2,396	19.6%
Cost of revenues, other	567	520	47	9.1%
Selling, general and administrative	35,137	36,512	(1,375)	-3.8%
Selling, general and administrative, related party	733	697	36	5.1%
Restructuring costs	-	752	(752)	-100.0%
Change in fair value of contingent consideration	(3,800)	(1,402)	(2,398)	171.0%
Total operating expenses	47,255	49,301	(2,046)	-4.1%
Loss from operations	(18,581)	(25,201)	6,620	-26.3%
Change in fair value of warrant liabilities	19,017	(12,801)	31,818	-248.6%
Warrant inducement expense	(2,629)	-	(2,629)	n/a
Change in fair value of investment, related party	1,747	-	1,747	n/a
Interest expense, net	(195)	(344)	149	-43.3%
Other income, net	33	689	(656)	-95.2%
Loss before income taxes	(608)	(37,657)	37,049	-98.4%
Income tax expenses	32	56	(24)	-42.9%
Net loss	$(640)	$(37,713)	$37,073	-98.3%

Revenues, net

Our net revenue was $28.7 million and $24.1 million 2022 and 2021, respectively, an increase of $4.6 million, or 19.0%. Net product revenue was $28.5 million and $24.0 million for 2022 and 2021, respectively, an increase of $4.5 million, or 18.7%. The increase was primarily driven by: (i) higher volume of Ameluz® orders, which resulted in an increase in Ameluz® revenue of $3.7 million, and (ii) an increase in the price of Ameluz®, which further increased Ameluz® revenue by $0.6 million.

Operating Expenses

Cost of Revenues, Related Party

Cost of revenues, related party was $14.6 million and $12.2 million for 2022 and 2021, respectively, an increase of $2.4 million, or 19.6%. The increase was primarily driven by the increase in Ameluz® product revenue. Cost of Ameluz® is directly correlated to the selling price under the Ameluz LSA.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $35.1 million and $36.5 million for 2022 and 2021, respectively, a decrease of $1.4 million, or 3.8%. This decrease was driven by a legal settlement expense, net of reimbursement from AG, of $11.3 million   recognized in 2021. This decrease was offset by an increase in headcount costs as a result of resumed hiring in 2022 and a broad increase in the costs to comply with corporate governance, such as regulatory reporting, risk management and other requirements applicable to us as a public company, as well as external legal costs.

Restructuring Costs

There were no restructuring costs for the twelve months ended December 31, 2022. Restructuring costs were $0.8 million for the twelve months ended December 31, 2021, all of which related to facility exit costs.

Change in Fair Value of Contingent Consideration

The change in fair value of contingent consideration was a decrease of $3.8 million and a decrease of $1.4 million for 2022 and 2021, respectively. The change in fair value of contingent consideration is driven by the estimated profit share the Company is required to pay under the Share Purchase Agreement. During 2022, the estimated profit share was reduced in response to supply chain delays experienced by the supplier   and its impact on expected demand.

Change in Fair Value of Warrant Liabilities

The change in fair value of warrant liabilities was a decrease of $31.8 million and an increase of $12.8 million for 2022 and 2021, respectively. The change was driven by changes in the underlying value of the Company’s common stock.

Warrant Inducement Expense

The warrant inducement expense was an increase of $2.6 million for 2022. The change was driven by changes in the underlying value of the common stock, related to the modification and exercise of the 2021 Purchase Warrant.

Change in fair value of investment, related party

The change in fair value of investment, related party of $1.7 million was driven by changes in the quoted market price of the common stock of Biofrontera AG.

Other Income, net

Other income, net was negligible and $0.7 million in 2022 and 2021, respectively, a decrease of $0.7 million or 95.2%. The decrease is primarily related to the decrease in reimbursed costs under the Share Purchase Agreement with Maruho of $0.5 million.

Net Income to Adjusted EBITDA Reconciliation for years ended December 31, 2022 and 2021

We define adjusted EBITDA as net income or loss before interest income and expense, income taxes, depreciation and amortization, and other non-operating items from our statements of operations as well as certain other items considered outside the normal course of our operations specifically described below. Adjusted EBITDA is not a presentation made in accordance with GAAP. Our definition of adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Adjusted EBITDA should not be considered as an alternative to net income or loss, operating income/(loss), cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or liquidity. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Change in fair value of contingent consideration: Pursuant to the Share Purchase Agreement, the profits from the sale of Cutanea products will be shared equally between Maruho and Biofrontera until 2030. The fair value of the contingent consideration was determined to be $6.5 million on the acquisition date and is re-measured at each reporting date. We exclude the impact of the change in fair value of contingent consideration as this is non-cash.

Change in fair value of warrant liabilities: The Warrants issued in conjunction with our private placement offerings were accounted for as liabilities in accordance with ASC 815-40. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the consolidated statement of operations. We exclude the impact of the change in fair value of warrant liabilities as this is non-cash.

Warrant inducement expense: The warrant inducement expense was determined using the Black-Scholes option pricing model and was calculated as the difference between the fair value of the 2021 Purchase Warrant prior to, and immediately after, the reduction in the exercise price on the date of repricing in addition to the fair value of the Inducement Warrant issued and is presented within the statement of operations. We exclude the impact of the change in fair value of the warrant modification as this is non-cash.

Change in fair value of investment, related party: The Company accounts for its investment, related party in accordance with ASC 321, Investments — Equity Securities (“ASC 321”). Equity securities, which are comprised of investments in common stock, are initially recorded at cost, plus transaction costs, and subsequently measured at fair value, based on quoted market prices, with the gains and losses reported in the Company’s consolidated statement of operations. For the investments held in foreign currencies, the change in fair value attributable to changes in foreign exchange rates is included in gains and losses in the consolidated statement of operations. We exclude the impact of the change in fair value of investments as this is non-cash.

Legal settlement expenses: To measure operating performance, we exclude legal settlement expenses. We do not expect to incur these types of legal expenses on a recurring basis and believe the exclusion of such amounts allows management and the users of the financial statements to better understand our financial results.

Stock Based Compensation: To measure operating performance, we exclude the impact of costs relating to share-based compensation. Due to the subjective assumptions and a variety of award types, we believe that the exclusion of share-based compensation expense, which is typically non-cash, allows for more meaningful comparisons of our operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

Expensed issuance costs: To measure operating performance, we exclude the portion of issuance costs allocated to our warrant liabilities. We do not expect to incur this type of expense on a recurring basis and believe the exclusion of these costs allows management and the users of the financial statements to better understand our financial results.

Adjusted EBITDA margin is adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.

We use adjusted EBITDA to measure our performance from period to period and to compare our results to those of our competitors. In addition to adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance.

The below table presents a reconciliation from net loss to Adjusted EBITDA for the years ended December 31, 2022 and 2021:

	Years ended December 31,
	2022	2021
Net loss	$(640)	$(37,713)
Interest expense, net	195	344
Income tax expenses	32	56
Depreciation and amortization	519	540
EBITDA	106	(36,773)

Change in fair value of contingent consideration	(3,800)	(1,402)
Change in fair value of warrant liabilities	(19,017)	12,801
Warrant inducement expense	2,629	-
Change in fair value of investment, related party	(1,747)	-
Legal settlement expenses	870	11,250
Stock based compensation	1,852	129
Expensed issuance costs	1,045	1,383
Adjusted EBITDA	$(18,062)	$(12,612)
Adjusted EBITDA margin	-63.0%	-52.3%

Adjusted EBITDA

Adjusted EBITDA decreased from ($12.7) million for the year ended December 31, 2021 to ($18.1) million for the year ended December 31, 2022. The decrease was primarily driven by an increase in Selling, general, and administrative expenses (excluding legal settlement expenses) due to increased headcount and compliance costs. Our adjusted EBITDA margin decreased from (52.8%) for the year ended December 31, 2021 to (63.0%) for the year ended December 31, 2022, as the decline in our Adjusted EBITDA outpaced our increase in revenues.

Liquidity and Capital Resources

The Company’s primary sources of liquidity are its existing cash balances, cash collected from the sales of its products, and cash flows from financing transactions. During the year ended December 31, 2022, we received proceeds of $9.4 million from the issuance of common stock and warrants in private placement, net of issuance costs, and $4.6 million from the exercise of common stock warrants (See Note 19. Stockholders’ Equity within our consolidated financial statements). As of December 31, 2022, we had cash and cash equivalents of $17.2 million, compared to $24.5 million as of December 31, 2021.

Since we commenced operations in 2015, we have generated significant losses. For the years ended December 31, 2022 and 2021, we incurred net losses of $0.6 million and $37.7 million, respectively. We incurred net cash outflows from operations of $16.2 million and $26.7 million, for the same periods, respectively. We had an accumulated deficit as of December 31, 2022 of $79.5 million.

The Company’s short-term material cash requirements include working capital needs and satisfaction of contractual commitments, Maruho start-up payments of $7.3 million (see Note 3. Acquisition Contract Liabilities), and legal settlement expenses after reimbursement from Biofrontera AG (see Note 24, Commitments and Contingencies within our consolidated financial statements).

Additionally, we expect to continue to incur operating losses due to significant discretionary sales and marketing, medical affairs, and dermatology community outreach efforts as we seek to expand the commercialization of our licensed products in the United States. We also expect to incur additional expenses to add and improve operational, financial and information systems and personnel, including personnel to support our product commercialization efforts. In addition, we expect to incur costs to continue to comply with corporate governance, regulatory reporting and other requirements applicable to us as a public company in the United States.

In connection with our assessment of going concern considerations under applicable accounting standards, the Company’s management has determined that substantial doubt exists about our ability to continue as a going concern for at least one year from the date these financial statements were issued.

The future viability of the Company is dependent on its ability to continue to execute its growth plan and raise additional capital or find alternative methods of financing to fund its operations until cash flow from operations is sufficient. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. No assurance can be given that the Company will be successful in these efforts on a timely basis. There can be no guarantee that the actions presently being taken by the Company will be successful in raising additional capital or finding alternative methods of financing. If the Company is not successful in these endeavors, it would likely have a material adverse effect on the Company’s business, results of operations and financial condition.

Cash Flows

The following table summarizes our cash provided by and (used in) operating, investing and financing activities:

	For the Year Ended December 31,
(in thousands)	2022	2021
Net cash used in operating activities	$(16,199)	$(26,715)
Net cash used in investing activities	(5,156)	(11)
Net cash provided by financing activities	14,021	43,191
Net increase in cash and restricted cash	$(7,334)	$16,465

Operating Activities

During the year ended December 31, 2022, operating activities used $16.2 million of cash, primarily resulting from our net loss of $0.6 million, adjusted for the add back of non-cash income of $18.3 million and offset by net cash provided by changes in our operating assets and liabilities of $2.7 million. Non-cash items include warrant inducement expense of $2.6 million, stock-based compensation of $1.9 million, non-cash interest expense of $0.4 million, and depreciation and amortization in the aggregate of $1.2 million, netted against a change in fair value of i warrant liabilities of $19.0 million, change in fair value of contingent consideration of $3.8 million, and change in fair value of equity securities of $1.7 million.

Investing Activities

During the year ended December 31, 2022, investing activities used $5.2 million, primarily resulting from the purchase of shares of Biofrontera AG (See Note 4. Fair Value Measurements and Note 6. Investment, related party within our consolidated financial statements)

Financing Activities

During the years ended December 31, 2022 and 2021, net cash provided by financing activities was $14.0 million and $43.2 million, respectively. Financing activities during year ended December 31, 2022 consisted of proceeds of $9.4 million from the issuance of common stock and warrants in private placement, net of issuance costs, and $4.6 million from the exercise of common stock warrants. Financing activities during year ended December 31, 2021 consisted of proceeds from the issuance of common stock upon an initial public offering of $14.9 million, issuance of common stock in private placement of $15.0 million, and the exercise of warrants of $13.2 million.

On May 8, 2023, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with MidCap Business Credit LLC, providing us with a revolving line of credit in the aggregate principal amount of up to $6.5 million, subject to a borrowing base. The Loan Agreement allows the Company to request advances thereunder and to use the proceeds of such advances for working capital purposes until the maturity date of May 8, 2026. The Loan Agreement is secured by a lien on substantially all of the assets of the Company, subject to customary exceptions. For additional details see Note 26. Subsequent Events – Loan and Security Agreement with MidCap, within our consolidated financial statements.

Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with generally accepted accounting principles of the United States, or GAAP. The preparation of the financial statements in accordance with GAAP requires the use of estimates and assumptions by management that affect the value of assets and liabilities, as well as contingent assets and liabilities, as reported on the balance sheet date, and revenues and expenses arising during the reporting period. The main areas in which assumptions, estimates and the exercising of a degree of judgment are appropriate relate to contingent consideration, fair value measurements, valuation of intangible assets and impairment assessment, and stock compensation. Estimates are based on historical experience and other assumptions that are considered appropriate in the circumstances. They are continuously reviewed but may vary from the actual values.

Our significant accounting policies are described in more detail in Note 2 – Summary of Significant Accounting Policies, to our consolidated financial statements.

Critical Accounting Estimates

We believe that the following accounting policies are those that are most critical to the judgments and estimates used in the preparation of our financial statements.

Contingent Consideration

We record contingent consideration resulting from a business combination at its fair value on the acquisition date. Each reporting period thereafter, we revalue the remaining obligations and record increases or decreases in their fair value as an adjustment to contingent consideration expense in our statements of operations. We considered a number of factors, including information provided by an outside valuation advisor in performing the valuation. Contingent consideration is reported at the estimated fair values based on the probability-adjusted present value of the consideration expected to be paid, using significant inputs and estimates. Changes in the fair value of our contingent consideration obligations can result from changes to one or multiple inputs, including forecasted product profit amounts, metric risk premium and discount rates consistent with the level of risk of achievement as further discussed in Note 4, Fair Value Measurements to the audited financial statements as of and for the years ended December 31, 2022 and 2021 as included in this Form 10-K. The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value included in current operations. These fair value measurements represent Level 3 measurements as they are based on significant inputs not observable in the market.

Significant judgment is employed in determining the appropriateness of these assumptions as of the acquisition date and for each subsequent period. Accordingly, changes in assumptions described above, could have a material impact on the amount of contingent consideration expense we record in any given period.

Intangible Assets and Impairment Assessment

The Company regularly reviews the carrying amount of its long-lived assets to determine whether indicators of impairment may exist, which warrant adjustments to carrying values or estimated useful lives. In connection with this review, assets are grouped at the lowest level at which identifiable cash flows are largely independent of other asset groupings. If indications of impairment exist, projected future undiscounted cash flows associated with the asset grouping are compared to the carrying amount to determine whether the asset’s value is recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset group are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset group over its fair value, determined based on discounted cash flows.

In determining future cash flows, we take various factors into account, including the remaining useful life of each asset group, forecasted growth rates, pricing, working capital, capital expenditures, and other cash needs specific to the asset group. Additional considerations when assessing impairment include changes in our strategic operational and financial decisions, economic conditions, demand for our product and other corporate initiatives which may eliminate or significantly decrease the realization of future benefits from our long-lived assets. Since the determination of future cash flows is an estimate of future performance, future impairments may arise in the event that future cash flows do not meet expectations.

We perform an impairment assessment in accordance with FASB ASC Topic 360-10-S99, Impairment or Disposal of Long-Lived Assets. Management’s review for the presence of indicators of impairment include events or changes in circumstances that indicate the carrying amount of an asset may not be recoverable. In October 2022, upon receiving notification of further third-party manufacturing delays that impacted the timing of sales expansion and improved market positioning of the Xepi® product, we deemed it necessary to assess the recoverability of our Xepi® asset group. As of the date of notification, future undiscounted cash flows were estimated over the expected remaining useful life using revenue and operating expense growth rates. Also, the expected cash flows were based on the assumption that sales levels would grow considerably for the first two years after resolution of the manufacturing delays as a result of expanding the sales force and marketing efforts related to the asset group. While we believe these assumptions were reasonable, the level of future sales may vary significantly from the levels assumed. Also, the timeframe over which activity levels grow is highly uncertain. Potential events that could affect our assumptions are affected by factors such as those described in “Risks Related to Our Business and Strategy”. After the assessment we performed, we determined that, on an undiscounted basis, expected cash flows exceeded the carrying amount of the asset group. For additional information on our impairment assessment, refer Note 12, “Intangible Assets, Net”, to our financial statements included in this Form 10-K.

Fair Value – Warrant Liability

The Warrants issued in conjunction with our private placement offerings were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the consolidated statement of operations.

The Company utilizes a Black-Scholes option pricing model to estimate the fair value of the Warrants which is considered a Level 3 fair value measurement. The Black-Scholes option-pricing model considers several variables and assumptions in estimating the fair value of financial instruments, including the per-share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected stock price volatility over the expected term, and expected annual dividend yield. Certain inputs utilized in our Black-Scholes pricing model may fluctuate in future periods based upon factors which are outside of the Company’s control. A significant change in one or more of these inputs used in the calculation of the fair value may cause a significant change to the fair value of our warrant liability which could also result in material non-cash gain or loss being reported in our consolidated statement of operations.

Recently issued accounting pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2, Summary of Significant Accounting Policies—Recently Issued Accounting Pronouncements Not Yet Effective.

Off-balance Sheet Arrangements

Besides the contractual obligations and commitments as discussed in the Liquidity and Capital Resources, we did not have during the periods presented, and we do not currently have, any other off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act of 2012 permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to take advantage of such extended transition period, which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.